Exhibit 99.1 FOR IMMEDIATE RELEASE AMYRIS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS • Fourth quarter Consumer revenue of $52.8 million increased 64% over the prior year and was another record quarter. Core revenue of $75.8 million grew 17% over the prior year • Full year Consumer revenue of $176.9 million increased 92% and outperformed prestige beauty industry growth of 15%. Core revenue of $269.8 million grew 44% over prior year • Use of cash for operating and investing activities sequentially improved each quarter; Q4 2022 down $102 million versus Q1 2022 • Actions taken to simplify portfolio, streamline management structure and deliver efficiencies Emeryville, CA – March 15, 2023 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company accelerating the world’s transition to sustainable consumption through its Lab-to-MarketTM technology platform and clean beauty consumer brands, today announced financial results for the fourth quarter and full year ended December 31, 2022. Q4 2022 Core revenue of $75.8 million grew 17% versus the prior year quarter driven by record Consumer revenue of $52.8 million, a 64% year-over-year increase for the quarter and 92% for the full year 2022. Amyris’ consumer brands continued their robust growth trajectory, outperforming prestige beauty industry growth of 15% according to NPD Group. Their year-end report confirms that every category in prestige beauty posted double- digit gains in 2022, with skin care, hair care, and color cosmetics growing 12%, 22%, and 18%, respectively. Amyris’ brands delivered 44%, 744%, and 145% growth, respectively, in these categories. “We have focused our brand leadership teams and are making differentiated portfolio choices placing our investment on attractive beauty categories such as skin care, hair care, color cosmetics, baby care and healthy aging with our flagship brands Biossance, JVN, Rose Inc., Pipette, Stripes and MenoLabs,” commented John Melo, President and Chief Executive Officer. “We have grouped our other, more nascent, brands under one leader to achieve economies of scale. We also expanded our Technology Access partnerships by signing an agreement with Givaudan for beauty and personal care, similar to existing partnerships with DSM in flavor and fragrance and Ingredion in food and beverage. We are actively working on a partnership for human health.” “We continued to have access to the necessary capital to fund our operations,” added Melo. “We secured $150 million in funding in the fourth quarter and communicated yesterday that we secured an additional $50 million to bridge us to the $200 million upfront cash payment from our strategic transaction, which is expected to close in the next 30-45 days following HSR review.” During 2022, Amyris reduced its use of cash for operating and investing activities sequentially each quarter from ($200) million in Q1 to ($189) million in Q2 to ($164) million in Q3 to ($97) million in Q4. The company also reduced its inventory holdings in Q4 and continues to build on these initial cost and cash improvements. Although management was not fully satisfied with the progress toward reducing operating expense, the company did substantially reduce the costs involved with inbound air shipping from Q3 to Q4 by $9.2 million or 72% and delayered its leadership structure effecting a $1.2 million initial restructuring charge. “We have much more to do on our Fit-to-Win agenda and are committed to delivering quarter-by-quarter improvements in profitability and cash generation from operations. We continue to be well-positioned to execute our Lab-to-Market strategy. We own the underlying science, we are the long-term producer at scale, we partner with leaders in their respective end-markets and bring some of the best performing clean beauty, health and wellness products to consumers with our family of leading prestige brands. To fully leverage our assets and drive enterprise value, we are focused on efficiency, lowering our cost and significantly simplifying our portfolio. We expect these actions to meet our objective of ending 2023 as a self-sufficient enterprise," concluded Melo.

Revenue

	Three Months Ended December 31,			Year Ended December 31,		
(In thousands)	2022	2021	% Change	2022	2021	% Change
(Unaudited)						
Consumer	$ 52,839	$ 32,155	64%	$ 176,918	$ 91,989	92%
Technology Access	22,963	32,621	(30%)	92,929	96,029	(3%)
Core revenue[1]	75,802	64,776	17%	269,847	188,018	44%
Strategic transactions and other[2]	-	-	n/a	-	153,799	(100%)
Total revenue	$ 75,802	$ 64,776	17%	$ 269,847	$ 341,817	(21%)

[1] Core revenue comprises Consumer and Technology Access revenue. Technology Access includes ingredient product revenue, R&D collaboration, and technology licenses. Core revenue excludes strategic transactions and other. Totals may not foot due to rounding.

[2] Strategic Transactions & Other includes $143.6 million Flavors & Fragrances transaction (Q1 2021); $0.2 million discontinued ingredients value share (Q1 2021); and $10.0 million RebM transaction (Q2 2021)

Q4 2022 Financial Highlights

- Core revenue of $75.8 million increased 17% compared to Q4 2021 Core revenue of $64.8 million. Excluding $13.0 million of Q4 2021 technology license revenue attributable to joint ventures, Core revenue increased by 46%. Q4 2022 Core revenue included Consumer revenue of $52.8 million, an increase of $20.7 million or 64% compared to Q4 2021 and the seventh consecutive quarter of record growth.
- Consumer revenue growth was primarily driven by the Biossance®, JVN™ and MenoLabs® brands. Overall performance within the Company's clean beauty consumer portfolio outperformed the public peer group in year-over-year revenue growth. Direct-to-consumer sales grew 61% compared to Q4 2021, and retail sales through third party channels grew 66%. Biossance, Pipette®, JVN, and Rose Inc.® products were available in more than 14,000 physical locations compared to approximately 2,100 in 2021.
- Technology Access revenue declined 30% compared to Q4 2021, primarily due to $13.0 million of Q4 2021 joint venture revenue. Ingredients product revenue decreased 12% to $14.3 million, reflecting temporary supply and working capital constraints, resulting in significant unfulfilled orders, as the business transitioned from higher cost toll manufacturing to lower cost internal sourcing from the new fermentation plant in Brazil. R&D collaboration revenue decreased 37% to $2.0 million.
- Non-GAAP gross margin in Q4 2022 of $21.4 million (28% of revenue) decreased from $22.0 million (34% of revenue) in Q4 2021. Excluding the impact of technology license revenue in each period, non-GAAP gross margin increased from $9.0 million (17% of revenue) in Q4 2021 to $14.8 million (21% of revenue) in Q4 2022, reflecting Consumer revenue growth and margin expansion.
- Non-GAAP cash operating expense of $148.3 million increased by $44.9 million compared to Q4 2021 due to increased headcount, consumer brand freight and fulfillment activities, and investments in consumer brands.
- Adjusted EBITDA of ($156.8) million decreased $60.6 million, primarily due to higher operating expense.
- Q4 2022 net loss was $149.8 million ($0.46 loss per diluted share) compared to net income of $37.8 million ($0.43 loss per diluted share) in Q4 2021. Non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives were $10.3 million favorable in Q4 2022 and $180.0 million favorable in Q4 2021. In addition, there was a favorable non-cash change in fair value of acquisition-related contingent consideration of $24.9 million in Q4 2022.
- Total cash at the end of Q4 2022 was $70.6 million, compared to $24.6 million at the end of Q3 2022.

FY 2022 Financial Highlights • Core revenue of $269.8 million increased 44% compared to $188.0 million in 2021. Full year 2022 Core revenue included record Consumer revenue of $176.9 million, an increase of 92% compared to 2021, and Technology Access revenue of $92.9 million, a decrease of 3%. Total revenue of $269.8 million decreased 21% compared to 2021, which included $153.8 million from strategic transactions. • Non-GAAP gross margin was $105.1 million (39% of revenue) in 2022 and $227.0 million in 2021. Excluding $153.8 million of 2021 strategic transactions, non-GAAP gross margin in 2022 increased $31.9 million year over year. • Non-GAAP cash operating expense of $539.9 million increased by $238.5 million over the prior year, primarily due to increased headcount (both organic and from acquisitions) and investments in consumer brands. • Adjusted EBITDA was ($521.0) million in 2022 and ($107.1) million in 2021. Excluding $153.8 million of 2021 strategic transactions, Adjusted EBITDA in 2022 decreased $260.1 million, primarily due to increased operating expense and higher ingredients cost of goods sold for contract manufactured intermediate and finished product. • Net loss was $528.5 million ($1.69 loss per diluted share), compared to a net loss of $270.5 million ($0.97 loss per diluted share) in 2021. Non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives were $57.3 million favorable in 2022 and $37.2 million unfavorable in 2021. In addition, there was a favorable non-cash change in fair value of acquisition-related contingent consideration of $24.9 million in 2022 and an unfavorable loss upon extinguishment of debt of $32.5 million in 2021. Q1 and 2023 Financial Outlook Total revenue (Core revenue plus strategic transaction) is expected to grow 95-100% for full year 2023 compared to 2022. The strategic transaction with Givaudan is expected to generate $200 million of license revenue in the second quarter. Core revenue (Consumer plus Technology Access revenue) is expected to follow approximate quarterly phasing of 15% of full year Core revenue expected in Q1, 25% expected in Q2, 27% expected in Q3, and 33% expected in Q4. Consumer brands are expected to continue to deliver industry leading growth in skin care, hair care, color cosmetics, baby care and healthy aging. We are prioritizing delivering on our cash use targets from sequential quarterly improvements in our cost base, both cost of goods sold and operating expense. Our “Fit-to-Win” program is expected to deliver over $150 million of annualized cash cost improvements and working capital efficiencies. Capital expenditure is estimated at $55 million, 50% lower than 2022. No M&A activities are contemplated. Conference Call Amyris will host a conference call today at 4:30 pm ET (1:30 pm PT) to discuss its Q4 and full year 2022 financial results and provide a business and financial update. Live audio webcast/conference call: Webcast: please visit http://investors.amyris.com. U.S. Dial-In Number: (844) 850-0551. International Dial-In Number: (412) 902-4203. Please connect to the website or dial in to the conference call 15 minutes prior to the start of the call to avoid connection delays. If a participant will be listen-only, they are encouraged to listen via the webcast on Amyris' investor page. A replay of the webcast will be available on the Investor Relations section of Amyris’ website.

FINANCIAL RESULTS AND NON-GAAP INFORMATION To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures that we believe are helpful in understanding our financial results. These non-GAAP financial measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’ historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures, when considered together with financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ abilities to meaningfully compare our results from period to period, identify operating trends in our business, and track and model our financial performance. In addition, our management believes that these non-GAAP financial measures allow for greater transparency into the indicators used by management to understand and evaluate our business and make operating decisions. Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under GAAP in order to understand Amyris’ operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release. Our Non-GAAP financial measures include the following: Non-GAAP Gross Margin is calculated as GAAP revenue less non-GAAP cost of products sold. Non-GAAP cost of products sold excludes other costs and provisions, inventory lower of cost or net realizable value adjustments, inventory write-offs, excess capacity, manufacturing capacity fee adjustments, stock-based compensation expense, depreciation and amortization Non-GAAP Cash Operating Expense is calculated as GAAP Operating Expense minus stock-based compensation, depreciation, amortization, M&A transaction expense, contract credit loss reserve, R&D performance agreement termination, gain from change in fair value of acquisition-related contingent consideration, restructuring, and impairment. EBITDA is calculated as GAAP net income (loss) less interest, expense, income taxes, depreciation, amortization, and loss allocated to participating securities. Adjusted EBITDA is calculated as EBITDA less income/loss attributable to noncontrolling interest, gain/loss from change in fair value of derivatives, gain/loss from changes in the fair value of debt, gain/loss upon debt extinguishment, other income/expense, loss from investment in affiliate, inventory lower of cost or net realizable value adjustments, inventory write-offs, M&A transaction expense, stock-based compensation expense, R&D performance agreement termination, manufacturing capacity fee adjustment, contract asset credit loss reserve, gain from change in fair value of acquisition-related contingent consideration, restructuring, and impairment. . About Amyris Amyris (Nasdaq: AMRS) is a leading synthetic biotechnology company, transitioning the Clean Health & Beauty and Flavors & Fragrances markets to sustainable ingredients through fermentation and the company's proprietary Lab-to-MarketTM technology platform. This Amyris platform leverages state-of-the-art machine learning, robotics and artificial intelligence, enabling the company to rapidly bring new innovation to market at commercial scale. Amyris ingredients are included in over 20,000 products from the world's top brands, reaching more than 300 million consumers. Amyris also owns and operates a family of consumer brands that is constantly evolving to meet the growing demand for sustainable, effective and accessible products. For more information, please visit http://www.amyris.com. Amyris, the Amyris logo, Biossance, JVN, Lab-to-Market, MenoLabs, Pipette, Rose Inc. and Stripes are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries in the U.S. and/or other countries.

Forward-Looking Statements This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as Amyris’ financial outlook for 2023; Amyris’ 2023 goals, including cost reduction initiatives, growth, profitability and other financial and business goals, such as securing a partnership in the human health category; and Amyris’ expectations regarding the closing of its strategic transaction and the timing thereof. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris' liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in completing and integrating planned acquisitions, risks related to potential delays or failures in development, regulatory approval, launch, production and commercialization of products, risks related to global economic trends, inflation and policy measures undertaken to address inflation, the COVID-19 pandemic and any other geopolitical events, including the Ukraine conflict, resulting in global economic, financial and supply chain disruptions that may negatively impact Amyris’ business operations and financial results or cause market volatility, risks related to Amyris' reliance on third parties particularly in the supply chain, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise. Investors: Argot Partners Jason Finkelstein amyris@argotpartners.com +1 (212) 600-1902 Media: Amyris, Inc. Lauren White lwhite@amyris.com +1 (202) 320-8677 ### Financial Tables Follow

Amyris, Inc. CONSOLIDATED BALANCE SHEETS (In thousands December 31, 2022 (Unaudited) December 31, 2021 Assets Current assets: Cash and cash equivalents $ 64,437 $ 483,462 Restricted cash 71 199 Accounts receivable, net 45,775 37,074 Accounts receivable - related party, net 6,608 5,667 Contract assets 806 4,227 Contract assets - related party 36,638 - Inventories 111,880 75,070 Prepaid expenses and other current assets 40,146 33,513 Total current assets 306,361 639,212 Property, plant and equipment, net 182,224 72,835 Restricted cash, noncurrent 6,090 4,651 Recoverable taxes from Brazilian government entities 29,472 16,740 Right-of-use assets under financing leases, net 152 7,342 Right-of-use assets under operating leases, net 97,216 32,428 Goodwill 142,575 131,259 Intangible assets, net 46,938 39,265 Other assets 13,904 10,566 Total assets $ 824,932 $ 954,298 Liabilities, Mezzanine Equity and Stockholders' (Deficit) Equity Current liabilities: Accounts payable $ 190,486 $ 79,666 Accrued and other current liabilities 73,565 71,457 Financing lease liabilities 13 140 Operating lease liabilities 2,255 7,689 Contract liabilities 26 2,530 Debt, current portion 1,916 896 Related party debt, current portion 118,886 107,427 Total current liabilities 387,147 269,805 Long-term debt, net of current portion 674,891 309,061 Related party debt, net of current portion 97,350 - Financing lease liabilities, net of current portion 48 61 Operating lease liabilities, net of current portion 86,195 19,829 Derivative liabilities 5,403 7,062 Acquisition-related contingent consideration 34,555 64,762 Other noncurrent liabilities 7,053 4,510 Total liabilities 1,292,642 675,090 Commitments and contingencies Mezzanine equity: Contingently redeemable common stock 5,000 5,000 Contingently redeemable noncontrolling interest 28,892 28,520 Stockholders’ (deficit) equity: Common stock 36 31 Additional paid-in capital 2,455,567 2,656,838 Accumulated other comprehensive loss (64,114) (52,769) Accumulated deficit (2,880,178) (2,357,661) Total Amyris, Inc. stockholders’ (deficit) equity (488,689) 246,439 Noncontrolling interest (12,913) (751) Total stockholders' (deficit) equity (501,602) 245,688 Total liabilities, mezzanine equity and stockholders' (deficit) equity $ 824,932 $ 954,298

Amyris, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Three-month periods, year ended December 31, 2022, are unaudited)

(In thousands, except shares and per share amounts)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue:				
Renewable products	$ 65,905	$ 47,844	$ 222,323	$ 149,703
Licenses and royalties	6,554	13,006	32,434	173,812
Collaborations, grants and other	3,343	3,926	15,090	18,302
Total revenue	75,802	64,776	269,847	341,817
Cost and operating expenses:				
Cost of products sold	87,925	61,807	258,668	155,139
Research and development	28,966	24,709	110,215	94,289
Sales, general and administrative	135,417	94,914	493,629	257,811
Change in fair value of acquisition-related contingent consideration	(24,874)	-	(24,874)	-
Restructuring	1,192	-	1,192	-
Impairment	-	12,204	-	12,204
Total cost and operating expenses	228,626	193,634	838,830	519,443
Loss from operations	(152,824)	(128,858)	(568,983)	(177,626)
Other income (expense):				
Interest expense	(7,877)	(10,748)	(24,733)	(25,605)
Gain from change in fair value of derivative instruments	146	14,279	3,905	1,453
Gain (loss) from change in fair value of debt	10,179	165,710	53,400	(38,649)
Loss upon extinguishment of debt	-	(5,406)	-	(32,464)
Other (expense) income, net	(1,630)	540	(2,214)	580
Total other income (expense), net	818	164,375	30,358	(94,685)
(Loss) income before income taxes and loss from investment in affiliate	(152,006)	35,517	(538,625)	(272,311)
Benefit from income taxes	1,344	8,284	2,697	8,114
Loss from investment in affiliate	(934)	(7,028)	(7,443)	(7,595)
Net (loss) income	(151,596)	36,773	(543,371)	(271,792)
Loss attributable to noncontrolling interest	1,799	1,072	14,861	823
Net (loss) income attributable to Amyris, Inc.	(149,797)	37,845	(528,510)	(270,969)
Loss allocated to participating securities	-	-	-	507
Net (loss) income attributable to Amyris, Inc. common stockholders	$ (149,797)	$ 37,845	$ (528,510)	$ (270,462)
Weighted-average shares of common stock outstanding used in computing (loss) income per share of common stock, basic	327,731,297	308,438,591	320,752,600	292,343,431
(Loss) income per share attributable to common stockholders, basic	$ (0.46)	$ 0.12	$ (1.65)	$ (0.93)
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, diluted	348,102,243	326,405,153	339,333,994	292,667,631
Loss per share attributable to common stockholders, diluted	$ (0.46)	$ (0.43)	$ (1.69)	$ (0.97)

Amyris, Inc. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited) Three Months Ended December 31, Year Ended December 31, 2022 2021 2022 2021 Net (loss) income attributable to Amyris, Inc. common stockholders (149,797)$ 37,845$ (528,510)$ (270,462)$ Interest expense 7,877 10,748 24,733 25,605 Income taxes (1,344) (8,284) (2,697) (8,114) Depreciation and amortization 5,377 2,720 16,815 9,726 Loss allocated to participating securities - - - (507) EBITDA (137,887) 43,029 (489,659) (243,752) Inventory lower-of-cost-or-net realizable value adjustment (2,304) 1,091 (3,314) (92) Inventory write-off 3,882 2,644 3,788 3,894 Change in fair value of acquisition-related contingent consideration (24,874) - (24,874) - Restructuring 1,192 - 1,192 - Impairment - 12,204 - 12,204 Manufacturing capacity fee adjustment - - 2,956 1,482 R&D Performance Agreement termination - - - 1,850 M&A transaction expense 512 2,558 2,666 8,081 Stock-based compensation expense 12,220 11,461 48,764 33,393 Gain from change in fair value of derivative instruments (146) (14,279) (3,905) (1,453) Gain (loss) from change in fair value of debt (10,179) (165,710) (53,400) 38,649 Loss upon extinguishment of debt - 5,406 - 32,464 Other (expense) income, net 1,630 (540) 2,214 (580) Loss from investment in affiliate 934 7,028 7,443 7,595 Loss attributable to noncontrolling interest (1,799) (1,072) (14,861) (823) Adjusted EBITDA (156,819)$ (96,180)$ (520,990)$ (107,088)$

Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP
FINANCIAL INFORMATION
(Unaudited)

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
NON-GAAP GROSS MARGIN				
Revenue				
Renewable products	$ 65,905	$ 47,844	$ 222,323	$ 149,703
Licenses and royalties	6,554	13,006	32,434	173,812
Collaborations, grants and other	3,343	3,926	15,090	18,302
Total revenue	$ 75,802	$ 64,776	$ 269,847	$ 341,817
Cost of products sold	$ 87,925	$ 61,807	$ 258,668	$ 155,139
Other costs and provisions	(28,212)	(14,912)	(82,411)	(31,035)
Excess capacity	(1,637)	244	(3,744)	(1,555)
Manufacturing capacity fee adjustment	-	-	(2,956)	(1,482)
Inventory write-off	(3,882)	(2,644)	(3,788)	(3,894)
Inventory lower-of-cost-or-net realizable value adjustment	2,304	(1,091)	3,314	92
Stock-based compensation expense	(69)	(80)	(307)	(295)
Depreciation and amortization	(1,983)	(501)	(4,013)	(2,118)
	$ 54,446	$ 42,823	$ 164,763	$ 114,852
Non-GAAP gross margin	$ 21,356	$ 21,953	$ 105,084	$ 226,965
Non-GAAP gross margin %	28%	34%	39%	66%
NON-GAAP CASH OPERATING EXPENSE				
Research and development expense	$ 28,966	$ 24,709	$ 110,215	$ 94,289
Sales, general and administrative expense	135,417	94,914	493,629	257,811
	164,383	119,623	603,844	352,100
Stock-based compensation expense	(12,151)	(11,381)	(48,457)	(33,098)
Depreciation and amortization	(3,394)	(2,220)	(12,802)	(7,608)
R&D performance agreement termination	-	-	-	(1,850)
M&A transaction expense	(512)	(2,558)	(2,666)	(8,081)
Non-GAAP cash operating expense	$ 148,326	$ 103,464	$ 539,919	$ 301,463